Exhibit 99.1

NetApp reports fourth quarter and fiscal year 2021 results

Net revenues for the fourth quarter grew 11% year-over-year to $1.56 billion

•	NetApp™ public cloud services annualized revenue run rate (ARR)[1] increased 171% year-over-year to $301 million
•	All-flash array annualized net revenue run rate[2] increased 11% year-over-year to $2.9 billion
•	Billings[3] increased 12% year-over-year to $1.74 billion in the fourth quarter
•	$559 million in cash provided by operations in the fourth quarter; $521 million in free cash flow[3], an all-time high for the Company

Sunnyvale, Calif.—June 2, 2021—NetApp (NASDAQ: NTAP) today reported financial results for the fourth quarter and fiscal year 2021, which ended on April 30, 2021.

“We delivered fourth quarter results above expectations, capping off a solid year of growth. Our momentum underscores our value to customers in a hybrid, multi-cloud world. We are gaining share in key storage markets and our public cloud services are at a scale where they are positively impacting total company billings and revenue growth,” said George Kurian, chief executive officer. “Our focused execution last year has set us up well for FY22. I am excited about the year ahead and confident in our ability to grow revenue while delivering operating leverage as we support our customers on their cloud and digital transformation journeys.”

Fourth quarter of fiscal year 2021 financial results

•	Net revenues: $1.56 billion, compared to $1.40 billion in the fourth quarter of fiscal year 2020
•

Net income: GAAP net income of $334 million, compared to $196 million in the fourth quarter of fiscal year 2020; non-GAAP net income[4] of $268 million, compared to $265 million in the fourth quarter of fiscal year 2020

•

Earnings per share: GAAP net income per share[5] of $1.46, compared to $0.88 in the fourth quarter of fiscal year 2020; non-GAAP net income per share of $1.17, compared to $1.19 in the fourth quarter of fiscal year 2020

•	Cash, cash equivalents and investments: $4.60 billion at the end of the fourth quarter of fiscal year 2021
•	Cash provided by operations: $559 million, compared to $383 million in the fourth quarter of fiscal year 2020
•	Share repurchase and dividends: Returned $181 million to shareholders through share repurchases and cash dividends

Fiscal year 2021 financial results

•	Net revenues: $5.74 billion, compared to $5.41 billion in fiscal year 2020
•	Net income: GAAP net income of $730 million, compared to $819 million in fiscal year 2020; non-GAAP net income of $917 million, compared to $944 million in fiscal year 2020
•	Earnings per share: GAAP net income per share of $3.23, compared to $3.52 in fiscal year 2020; non-GAAP net income per share of $4.06, compared to $4.05 in fiscal year 2020
•	Cash provided by operations: $1.33 billion compared to $1.06 billion in fiscal year 2020
•	Share repurchase and dividends: Returned $552 million to shareholders through share repurchases and cash dividends

First quarter fiscal year 2022 financial outlook

The Company provided the following financial guidance for the first quarter of fiscal year 2022:

Net revenues are expected to be in the range of:	$1.37 billion to $1.47 billion
	GAAP	Non-GAAP
Earnings per share is expected to be in the range of:	$0.69 - $0.77	$0.89 - $0.97

Full fiscal year 2022 financial outlook

The Company provided the following financial guidance for the full fiscal year 2022:

Net revenues are expected to grow in the range of:	6% to 7%
Public cloud ARR is expected to exit the fiscal year in the range of:	$425 million to $500 million
	GAAP	Non-GAAP
Consolidated gross margins are expected to be:	66% - 67%	67% - 68%
Operating margins are expected to be:	16% - 17%	21% - 22%
Effective tax rate is expected to be:	~20%	~19%
Earnings per share is expected to be in the range of:	$3.48 - $3.68	$4.45 - $4.65

Dividend

The Company will increase the first quarter fiscal year 2022 dividend by 4% to $0.50 per share. The quarterly dividend will be paid on July 28, 2021, to shareholders of record as of the close of business on July 9, 2021.

Share repurchase program

The Company authorized an additional $500 million for the repurchase of shares of its common stock under its existing share repurchase program.

Fourth quarter fiscal year 2021 business highlights

Delivering industry-leading products

•	NetApp announced the general availability of NetApp Astra™, a fully managed application-aware data management service built for Kubernetes workloads.
•

NetApp announced Spot Wave by NetApp. In addition, Spot Ocean by NetApp now supports Azure Kubernetes Service. Together, these products provide customers with leading solutions for simple, scalable, and efficient infrastructure for cloud-native applications.

•	NetApp introduced the Data Science Toolkit to simplify the performance of various data science tasks with NetApp storage.
•

NetApp now supports BeeGFS for Kubernetes, providing infrastructure options for AI initiatives that offer customers a new cloud-native era. The Company also introduced NetApp EF-Series integration with nVIDIA DGX A100 systems, NetApp EF600 all-flash arrays, and the BeeGFS parallel file system with state-of-the-art InfiniBand networking.

•	NetApp announced a FlexPod™ Cisco Validated Design (CVD), that enables customers and partners to confidently deploy a FlexPod solution with Citrix Virtual Apps and Desktops.

NetApp partnering for innovation

•	NetApp and NVIDIA announced a new integrated solution based on the field-proven NetApp ONTAP™ AI reference architecture.

•	Cisco and NetApp celebrated the 10-year anniversary of FlexPod and announced the next decade of collaboration with the tech preview of NetApp ONTAP integration with Cisco Intersight.
•

Ducati Corse announced that its NetApp sponsorship would continue for a fourth straight year. The sponsorship plays a critical role in helping the Ducati Corse division fully exploit data’s potential in the racing world.

•	NetApp and Aston Martin Cognizant Formula One Team announced a partnership, unlocking the very best of cloud by outfitting the team with world-class data and cloud services.

Leadership matters—driving inclusion at NetApp

NetApp announced that Carrie Palin, former senior vice president and chief marketing officer of Splunk, has joined as a member of the Board of Directors.

Webcast and conference call information

NetApp will host a conference call to discuss these results today at 2:00 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:00 p.m. Pacific Time today.

“Safe Harbor” statement under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made in the First Quarter of Fiscal Year 2022 Financial Outlook section and the Full Fiscal Year 2022 Financial Outlook section and statements about our ability to gain share, scale our cloud business, grow revenue and deliver operating leverage. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation,  general global political, macroeconomic and market conditions (including the impact of the COVID-19 pandemic thereon), changes in U.S. government spending, revenue seasonality and matters specific to our business, such as the impact of the COVID-19 pandemic on the company’s business operations, financial performance and results of operations, our ability to expand our total available market and grow our portfolio of products, customer demand for and acceptance of our products and services, our ability to successfully execute new business models, our ability to successfully execute on our data fabric strategy to generate profitable growth and stockholder return and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted annual report on Form 10-K and quarterly report on Form 10-Q. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp, the NetApp logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

Footnotes

1Public cloud services annualized revenue run rate (ARR) is calculated as the annualized value of all public cloud services customer commitments as of the last day of the quarter, with the assumption that any commitment expiring during the next 12 months will be renewed with its existing terms.

2All Flash Array annualized net revenue run rate is determined by products and services revenue for the current quarter, multiplied by 4.

3Refer to the NetApp Usage of Non-GAAP Financial Information section below for an explanation of billings and free cash flow.

4Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale or derecognition of assets, (h) gains/losses on the sale of investments in equity securities, (i) debt extinguishment costs, (j) COVID-19 charges and (k) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

5GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

NetApp usage of non-GAAP financial information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate, free cash flow, billings, and historical and projected non-GAAP earnings per diluted share. NetApp also presents the hardware and software components of our GAAP product revenues. Because our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation, hardware and software components of our product revenues are considered non-GAAP measures. The hardware and software components of our product revenues are derived from an estimated fair value allocation of the transaction price of our contracts with customers, down to the level of the product hardware and software components. This allocation is primarily based on the contractual prices at which NetApp has historically billed customers for such respective components.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp believes that the presentation of the software and hardware components of our product revenues is meaningful to investors and management as it illustrates the significance of the Company’s software and provides improved visibility into the value created by our software innovation and R&D investment.

NetApp approximates billings by adding net revenues as reported on our Condensed Consolidated Statements of Operations for the period to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period. Billings is a performance measure that NetApp believes provides useful information to management and investors because it represents the amounts under purchase orders received by us during a given period that have been billed.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

H. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

I. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

J. COVID-19 charges. NetApp has excluded certain non-recurring expenses incurred as a direct result of the COVID-19 pandemic. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

K. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

About NetApp

NetApp is a global cloud-led, data-centric software company that empowers organizations to lead with data in the age of accelerated digital transformation. The Company provides systems, software, and cloud services that enable them to run their applications optimally from data center to cloud, whether they are developing in the cloud, moving to the cloud, or creating their own cloudlike experiences on premises. With solutions that perform across diverse environments, NetApp helps organizations build their own data fabric and securely deliver the right data, services, and applications to the right people—anytime, anywhere. Learn more at www.netapp.com or follow us on Twitter, LinkedIn, Facebook, and Instagram.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 30, 2021	April 24, 2020

ASSETS

Current assets:
Cash, cash equivalents and investments	$4,596	$2,882
Accounts receivable	945	973
Inventories	114	145
Other current assets	346	274
Total current assets	6,001	4,274

Property and equipment, net	525	727
Goodwill and purchased intangible assets, net	2,140	1,822
Other non-current assets	694	699
Total assets	$9,360	$7,522

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$420	$426
Accrued expenses	970	774
Commercial paper notes	—	522
Short-term deferred revenue and financed unearned services revenue	2,062	1,894
Total current liabilities	3,452	3,616
Long-term debt	2,632	1,146
Other long-term liabilities	650	714
Long-term deferred revenue and financed unearned services revenue	1,941	1,804
Total liabilities	8,675	7,280

Stockholders' equity	685	242
Total liabilities and stockholders' equity	$9,360	$7,522

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	April 30, 2021	April 24, 2020	April 30, 2021	April 24, 2020

Revenues:
Product	$840	$793	$2,991	$2,995
Software support	343	267	1,281	1,034
Hardware support and other services	372	341	1,472	1,383
Net revenues	1,555	1,401	5,744	5,412

Cost of revenues:
Cost of product	387	355	1,432	1,368
Cost of software support	28	15	95	48
Cost of hardware support and other services	105	90	402	373
Total cost of revenues	520	460	1,929	1,789
Gross profit	1,035	941	3,815	3,623

Operating expenses:
Sales and marketing	447	389	1,744	1,585
Research and development	221	212	881	847
General and administrative	66	63	257	263
Restructuring charges	—	—	42	21
Acquisition-related expense	2	—	16	—
Gain on sale or derecognition of assets	(156)	—	(156)	(38)
Total operating expenses	580	664	2,784	2,678

Income from operations	455	277	1,031	945

Other expense, net	(19)	(27)	(69)	(1)

Income before income taxes	436	250	962	944

Provision for income taxes	102	54	232	125

Net income	$334	$196	$730	$819

Net income per share:
Basic	$1.50	$0.89	$3.29	$3.56

Diluted	$1.46	$0.88	$3.23	$3.52

Shares used in net income per share calculations:
Basic	222	220	222	230

Diluted	229	222	226	233

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Year Ended
	April 30, 2021	April 24, 2020	April 30, 2021	April 24, 2020
Cash flows from operating activities:
Net income	$334	$196	$730	$819
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48	47	207	193
Non-cash operating lease cost	14	12	52	51
Stock-based compensation	48	35	197	153
Deferred income taxes	(5)	6	(6)	(17)
Gain on sale or derecognition of assets	(156)	—	(156)	(38)
Other items, net	(11)	17	24	1
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(146)	(156)	62	238
Inventories	(8)	(32)	31	(14)
Accounts payable	81	41	(11)	(117)
Accrued expenses	195	96	134	(177)
Deferred revenue and financed unearned services revenue	183	147	193	54
Long-term taxes payable	(6)	(30)	(57)	(163)
Changes in other operating assets and liabilities, net	(12)	4	(67)	77
Net cash provided by operating activities	559	383	1,333	1,060
Cash flows from investing activities:
Redemptions of investments, net	20	82	160	1,370
Purchases of property and equipment	(38)	(24)	(162)	(124)
Proceeds from sale of properties	365	—	371	96
Acquisitions of businesses, net of cash acquired	—	(17)	(350)	(73)
Other investing activities, net	(6)	1	2	—
Net cash provided by investing activities	341	42	21	1,269
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	6	—	98	102
Payments for taxes related to net share settlement of stock awards	(4)	(2)	(42)	(79)
Repurchase of common stock	(75)	(161)	(125)	(1,411)
(Repayments of) proceeds from commercial paper notes, original maturities of three months or less, net	—	(261)	(420)	172
Issuances of debt, net of issuance costs	—	101	2,057	111
Repayments and extinguishment of debt	—	(10)	(689)	(410)
Dividends paid	(106)	(105)	(427)	(439)
Other financing activities, net	(1)	(2)	(8)	(6)
Net cash (used in) provided by financing activities	(180)	(440)	444	(1,960)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	(30)	71	(34)

Net increase (decrease) in cash, cash equivalents and restricted cash	721	(45)	1,869	335
Cash, cash equivalents and restricted cash:
Beginning of period	3,814	2,711	2,666	2,331
End of period	$4,535	$2,666	$4,535	$2,666

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DPO and Inventory Turns)
(Unaudited)

	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
Revenues
Product	$840	$775	$793	$2,991	$2,995
Hardware	$360	$347	$386	$1,355	$1,541
Software	$480	$428	$407	$1,636	$1,454
Software Support	$343	$334	$267	$1,281	$1,034
Hardware Support & Other Services	$372	$361	$341	$1,472	$1,383
Hardware Support Contracts	$299	$293	$279	$1,195	$1,142
Professional and Other Services	$73	$68	$62	$277	$241
Net Revenues	$1,555	$1,470	$1,401	$5,744	$5,412

Product Revenues
Total	$840	$775	$793	$2,991	$2,995
Software*	$480	$428	$407	$1,636	$1,454
Hardware*	$360	$347	$386	$1,355	$1,541

* Our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation.  We have provided a breakdown of our GAAP product revenues into the software and hardware components to display the significance of software included in total product revenues.

	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
Software and recurring support and cloud revenue
Product - Software	$480	$428	$407	$1,636	$1,454
Software Support	$343	$334	$267	$1,281	$1,034
Hardware Support Contracts	$299	$293	$279	$1,195	$1,142
Software and recurring support and cloud revenue*	$1,122	$1,055	$953	$4,112	$3,630

Software and recurring support and cloud revenue as a percentage of net revenues	72%	72%	68%	72%	67%

Cloud revenue is included in software support revenues
*Software and recurring support and cloud revenue is a non-GAAP measure because it includes the software component of our product revenues, but not the hardware component.

Geographic Mix
	% of Q4 FY'21	% of Q3 FY'21	% of Q4 FY'20	% of FY 2021	% of FY 2020
	Revenue	Revenue	Revenue	Revenue	Revenue
Americas	53%	53%	54%	54%	53%
Americas Commercial	44%	43%	43%	43%	41%
U.S. Public Sector	9%	10%	11%	11%	12%
EMEA	32%	32%	32%	31%	32%
Asia Pacific	15%	15%	14%	15%	15%

Pathways Mix
	% of Q4 FY'21	% of Q3 FY'21	% of Q4 FY'20	% of FY 2021	% of FY 2020
	Revenue	Revenue	Revenue	Revenue	Revenue
Direct	23%	24%	23%	23%	21%
Indirect	77%	76%	77%	77%	79%

Non-GAAP Gross Margins
	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
Non-GAAP Gross Margin	67.3%	67.3%	68.0%	67.4%	67.9%
Product	54.3%	53.4%	56.4%	53.1%	55.7%
Software Support	93.3%	93.1%	94.4%	93.8%	95.4%
Hardware Support & Other Services	72.6%	73.4%	74.5%	73.4%	73.8%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate

	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
Non-GAAP Income from Operations	$358	$322	$324	$1,184	$1,123
% of Net Revenues	23.0%	21.9%	23.1%	20.6%	20.8%
Non-GAAP Income before Income Taxes	$339	$311	$307	$1,123	$1,132
Non-GAAP Effective Tax Rate	20.9%	19.6%	13.7%	18.3%	16.6%

Non-GAAP Net Income
	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
Non-GAAP Net Income	$268	$250	$265	$917	$944
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	229	227	222	226	233
Non-GAAP Net Income per Share, Diluted	$1.17	$1.10	$1.19	$4.06	$4.05

Select Balance Sheet Items
	Q4'FY21	Q3'FY21	Q4'FY20
Deferred Revenue and Financed Unearned Services Revenue	$4,003	$3,828	$3,698
DSO (days)	55	49	63
DPO (days)	74	62	84
Inventory Turns	18	19	13

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
Net Cash Provided by Operating Activities	$559	$373	$383	$1,333	$1,060
Purchases of Property and Equipment	$38	$32	$24	$162	$124
Free Cash Flow	$521	$341	$359	$1,171	$936
Free Cash Flow as % of Net Revenues	33.5%	23.2%	25.6%	20.4%	17.3%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
NET INCOME	$334	$182	$196	$730	$819
Adjustments:
Amortization of intangible assets	9	15	9	49	39
Stock-based compensation	48	46	35	197	153
Asset impairment	—	—	10	—	10
Litigation settlements	—	—	—	5	—
COVID-19 charges	—	—	3	—	3
Restructuring charges	—	—	—	42	21
Acquisition-related expense	2	3	—	16	—
Gain on sale or derecognition of assets	(156)	—	—	(156)	(38)
Gain on sale of equity investment	—	—	—	(6)	—
Debt extinguishment costs	—	—	—	14	—
Income tax effects	18	(13)	12	(20)	(13)
Income tax expenses from integration of acquired companies	13	17	—	46	—
Resolution of income tax matters	—	—	—	—	(50)
NON-GAAP NET INCOME	$268	$250	$265	$917	$944

COST OF REVENUES	$520	$495	$460	$1,929	$1,789
Adjustments:
Amortization of intangible assets	(7)	(12)	(9)	(41)	(39)
Stock-based compensation	(4)	(3)	(3)	(14)	(13)
NON-GAAP COST OF REVENUES	$509	$480	$448	$1,874	$1,737

COST OF PRODUCT REVENUES	$387	$369	$355	$1,432	$1,368
Adjustments:
Amortization of intangible assets	(2)	(7)	(9)	(26)	(39)
Stock-based compensation	(1)	(1)	—	(4)	(3)
NON-GAAP COST OF PRODUCT REVENUES	$384	$361	$346	$1,402	$1,326

COST OF SOFTWARE SUPPORT REVENUES	$28	$28	$15	$95	$48
Adjustment:
Amortization of intangible assets	(5)	(5)	—	(15)	—
NON-GAAP COST OF SOFTWARE SUPPORT REVENUES	$23	$23	$15	$80	$48

COST OF HARDWARE SUPPORT AND OTHER SERVICES REVENUES	$105	$98	$90	$402	$373
Adjustment:
Stock-based compensation	(3)	(2)	(3)	(10)	(10)
NON-GAAP COST OF HARDWARE SUPPORT AND OTHER SERVICES REVENUES	$102	$96	$87	$392	$363

GROSS PROFIT	$1,035	$975	$941	$3,815	$3,623
Adjustments:
Amortization of intangible assets	7	12	9	41	39
Stock-based compensation	4	3	3	14	13
NON-GAAP GROSS PROFIT	$1,046	$990	$953	$3,870	$3,675

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
SALES AND MARKETING EXPENSES	$447	$436	$389	$1,744	$1,585
Adjustments:
Amortization of intangible assets	(2)	(3)	—	(8)	—
Stock-based compensation	(22)	(21)	(16)	(92)	(66)
COVID-19 charges	—	—	(3)	—	(3)
NON-GAAP SALES AND MARKETING EXPENSES	$423	$412	$370	$1,644	$1,516

RESEARCH AND DEVELOPMENT EXPENSES	$221	$215	$212	$881	$847
Adjustment:
Stock-based compensation	(15)	(15)	(12)	(64)	(53)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$206	$200	$200	$817	$794

GENERAL AND ADMINISTRATIVE EXPENSES	$66	$63	$63	$257	$263
Adjustments:
Stock-based compensation	(7)	(7)	(4)	(27)	(21)
Litigation settlements	—	—	—	(5)	—
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$59	$56	$59	$225	$242

RESTRUCTURING CHARGES	$—	$—	$—	$42	$21
Adjustment:
Restructuring charges	—	—	—	(42)	(21)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—	$—	$—

GAIN ON SALE OR DERECOGNITION OF ASSETS	$(156)	$—	$—	$(156)	$(38)
Adjustment:
Gain on sale or derecognition of assets	156	—	—	156	38
NON-GAAP GAIN ON SALE OR DERECOGNITION OF ASSETS	$—	$—	$—	$—	$—

ACQUISITION-RELATED EXPENSE	$2	$3	$—	$16	$—
Adjustment:
Acquisition-related expense	(2)	(3)	—	(16)	—
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—	$—	$—	$—

OPERATING EXPENSES	$580	$717	$664	$2,784	$2,678
Adjustments:
Amortization of intangible assets	(2)	(3)	—	(8)	—
Stock-based compensation	(44)	(43)	(32)	(183)	(140)
Litigation settlements	—	—	—	(5)	—
COVID-19 charges	—	—	(3)	—	(3)
Restructuring charges	—	—	—	(42)	(21)
Acquisition-related expense	(2)	(3)	—	(16)	—
Gain on sale or derecognition of assets	156	—	—	156	38
NON-GAAP OPERATING EXPENSES	$688	$668	$629	$2,686	$2,552

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
INCOME FROM OPERATIONS	$455	$258	$277	$1,031	$945
Adjustments:
Amortization of intangible assets	9	15	9	49	39
Stock-based compensation	48	46	35	197	153
Litigation settlements	—	—	—	5	—
COVID-19 charges	—	—	3	—	3
Restructuring charges	—	—	—	42	21
Acquisition-related expense	2	3	—	16	—
Gain on sale or derecognition of assets	(156)	—	—	(156)	(38)
NON-GAAP INCOME FROM OPERATIONS	$358	$322	$324	$1,184	$1,123

OTHER INCOME (EXPENSE), NET	$(19)	$(11)	$(27)	$(69)	$(1)
Adjustments:
Asset impairment	—	—	10	—	10
Debt extinguishment costs	—	—	—	14	—
Gain on sale of equity investment	—	—	—	(6)	—
NON-GAAP OTHER INCOME (EXPENSE), NET	$(19)	$(11)	$(17)	$(61)	$9

INCOME BEFORE INCOME TAXES	$436	$247	$250	$962	$944
Adjustments:
Amortization of intangible assets	9	15	9	49	39
Stock-based compensation	48	46	35	197	153
Asset impairment	—	—	10	—	10
Litigation settlements	—	—	—	5	—
COVID-19 charges	—	—	3	—	3
Restructuring charges	—	—	—	42	21
Acquisition-related expense	2	3	—	16	—
Gain on sale or derecognition of assets	(156)	—	—	(156)	(38)
Debt extinguishment costs	—	—	—	14	—
Gain on sale of equity investment	—	—	—	(6)	—
NON-GAAP INCOME BEFORE INCOME TAXES	$339	$311	$307	$1,123	$1,132

PROVISION FOR INCOME TAXES	$102	$65	$54	$232	$125
Adjustments:
Income tax effects	(18)	13	(12)	20	13
Income tax expenses from integration of acquired companies	(13)	(17)	—	(46)	—
Resolution of income tax matters	—	—	—	—	50
NON-GAAP PROVISION FOR INCOME TAXES	$71	$61	$42	$206	$188

NET INCOME PER SHARE	$1.46	$0.80	$0.88	$3.23	$3.52
Adjustments:
Amortization of intangible assets	0.04	0.07	0.04	0.22	0.17
Stock-based compensation	0.21	0.20	0.16	0.87	0.66
Asset impairment	—	—	0.05	—	0.04
Litigation settlements	—	—	—	0.02	—
COVID-19 charges	—	—	0.01	—	0.01
Restructuring charges	—	—	—	0.19	0.09
Acquisition-related expense	0.01	0.01	—	0.07	—
Gain on sale or derecognition of assets	(0.68)	—	—	(0.69)	(0.16)
Debt extinguishment costs	—	—	—	0.06	—
Gain on sale of equity investment	—	—	—	(0.03)	—

Income tax effects	0.08	(0.06)	0.05	(0.09)	(0.06)
Income tax expenses from integration of acquired companies	0.06	0.07	—	0.20	—
Resolution of income tax matters	—	—	—	—	(0.21)
NON-GAAP NET INCOME PER SHARE	$1.17	$1.10	$1.19	$4.06	$4.05

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
Gross margin-GAAP	66.6%	66.3%	67.2%	66.4%	66.9%
Cost of revenues adjustments	0.7%	1.0%	0.9%	1.0%	1.0%
Gross margin-Non-GAAP	67.3%	67.3%	68.0%	67.4%	67.9%

GAAP cost of revenues	$520	$495	$460	$1,929	$1,789
Cost of revenues adjustments:
Amortization of intangible assets	(7)	(12)	(9)	(41)	(39)
Stock-based compensation	(4)	(3)	(3)	(14)	(13)
Non-GAAP cost of revenues	$509	$480	$448	$1,874	$1,737

Net revenues	$1,555	$1,470	$1,401	$5,744	$5,412

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
Product gross margin-GAAP	53.9%	52.4%	55.2%	52.1%	54.3%
Cost of product revenues adjustments	0.4%	1.0%	1.1%	1.0%	1.4%
Product gross margin-Non-GAAP	54.3%	53.4%	56.4%	53.1%	55.7%

GAAP cost of product revenues	$387	$369	$355	$1,432	$1,368
Cost of product revenues adjustments:
Amortization of intangible assets	(2)	(7)	(9)	(26)	(39)
Stock-based compensation	(1)	(1)	—	(4)	(3)
Non-GAAP cost of product revenues	$384	$361	$346	$1,402	$1,326

Product revenues	$840	$775	$793	$2,991	$2,995

RECONCILIATION OF NON-GAAP TO GAAP
SOFTWARE SUPPORT GROSS MARGIN
($ in millions)

	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
Software support gross margin-GAAP	91.8%	91.6%	94.4%	92.6%	95.4%
Cost of software support revenues adjustment	1.5%	1.5%	—%	1.2%	—%
Software support gross margin-Non-GAAP	93.3%	93.1%	94.4%	93.8%	95.4%

GAAP cost of software support revenues	$28	$28	$15	$95	$48
Cost of software support revenues adjustment:
Amortization of intangible assets	(5)	(5)	—	(15)	—
Non-GAAP cost of software support revenues	$23	$23	$15	$80	$48

Software support revenues	$343	$334	$267	$1,281	$1,034

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE SUPPORT AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
Hardware support and other services gross margin-GAAP	71.8%	72.9%	73.6%	72.7%	73.0%
Cost of hardware support and other services revenues adjustment	0.8%	0.6%	0.9%	0.7%	0.7%
Hardware support and other services gross margin-Non-GAAP	72.6%	73.4%	74.5%	73.4%	73.8%

GAAP cost of hardware support and other services revenues	$105	$98	$90	$402	$373
Cost of hardware support and other services revenues adjustment:
Stock-based compensation	(3)	(2)	(3)	(10)	(10)
Non-GAAP cost of hardware support and other services revenues	$102	$96	$87	$392	$363

Hardware support and other services revenues	$372	$361	$341	$1,472	$1,383

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
GAAP effective tax rate	23.4%	26.3%	21.6%	24.1%	13.2%
Adjustments:
Income tax effects	0.5%	0.2%	(7.9)%	(1.0)%	(1.1)%
Income tax expenses from integration of acquired companies	(3.0)%	(6.9)%	—%	(4.8)%	—%
Resolution of income tax matters	—%	—%	—%	—%	4.4%
Non-GAAP effective tax rate	20.9%	19.6%	13.7%	18.3%	16.6%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
Net cash provided by operating activities	$559	$373	$383	$1,333	$1,060
Purchases of property and equipment	(38)	(32)	(24)	(162)	(124)
Free cash flow	$521	$341	$359	$1,171	$936

RECONCILIATION OF NET REVENUES
TO BILLINGS (NON-GAAP)
(In millions)

	Q4'FY21	Q3'FY21	Q4'FY20	FY2021	FY2020
Net revenues	$1,555	$1,470	$1,401	$5,744	$5,412
Change in deferred revenue and financed unearned services revenue*	183	128	147	193	54
Billings	$1,738	$1,598	$1,548	$5,937	$5,466

* As reported on our Condensed Consolidated Statements of Cash Flows

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FIRST QUARTER FISCAL 2022

First Quarter
Fiscal 2022

Non-GAAP Guidance - Net Income Per Share	$0.89 - $0.97

Adjustments of Specific Items to Net Income
Per Share for the First Quarter Fiscal 2022:
Amortization of intangible assets	($0.04)
Stock-based compensation expense	($0.20)
Income tax effects	$0.04
Total Adjustments	($0.20)

GAAP Guidance - Net Income Per Share	$0.69 - $0.77

   Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
FISCAL 2022
(Unaudited)

GROSS MARGIN

Gross Margin - Non-GAAP Guidance	67% - 68%
Adjustment:
Cost of revenues adjustments	(1)%
Gross Margin - GAAP Guidance	66% - 67%

OPERATING MARGIN

Operating Margin - Non-GAAP Guidance	21% - 22%
Adjustments:
Amortization of intangible assets	(1)%
Stock-based compensation expense	(4)%
Operating Margin - GAAP Guidance	16% - 17%

EFFECTIVE TAX RATE

Effective Tax Rate - Non-GAAP Guidance	~ 19%
Adjustment:
Income tax effects	1%
Effective Tax Rate - GAAP Guidance	~ 20%

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FISCAL 2022

Fiscal 2022

Non-GAAP Guidance - Net Income Per Share	$4.45 - $4.65

Adjustments of Specific Items to Net Income
Per Share for Fiscal 2022:
Amortization of intangible assets	($0.16)
Stock-based compensation expense	($0.98)
Income tax effects	$0.17
Total Adjustments	($0.97)

GAAP Guidance - Net Income Per Share	$3.48 - $3.68

Some items may not add or recalculate due to rounding.

Contacts:

(Press)

Chris Drago

1 831 900 888

chris.drago@netapp.com

(Investors)

Lance Berger

1 408 822 6628

lance.berger@netapp.com